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                                    EXHIBIT B

                             JOINT FILING AGREEMENT


             The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

Dated this 8th day of February, 1999.

                                                   The TCW Group, Inc.

                                                   By: /s/ Mohan V. Phansalkar
                                                         -----------------------
                                                       Mohan V. Phansalkar
                                                       Authorized Signatory







                                                   Robert Day

                                                   By: /s/ Mohan V. Phansalkar
                                                       -------------------------
                                                       Mohan V. Phansalkar
                                                       Under Power of Attorney
                                                       dated January 30, 1996,
                                                       on File with Schedule 13G
                                                       Amendment Number 1 for
                                                       Matrix Service Co. dated
                                                       January 30, 1996.